SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                       AMENDMENT TO APPLICATION OR REPORT
                   FILED PURSUANT TO SECTION 12,13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                            MEDICAL INNOVATIONS, INC.
             (Exact name of Registrant as specified in its charter)

                                 AMENDMENT NO. 2

The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated May 19, 1995, as set forth below:

     1.  ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Business Acquired

              The financial statements of Hospital HomeCare Corporation for the year ended March 31, 1995, together with the independent auditor's report thereon, are included herein on pages 3-11.

         (b)  Pro Forma Financial Information

              Required pro forma financial information of the Registrant and the acquired business is included herein on pages 12-16. The pro forma information also reflects the acquisitions of STAT Specialty Home Care, Inc. effective February 11, 1994, PRN Home Health Care, Inc. and Affiliates effective April 1, 1994 and the Pensacola, Florida branch operation of PharmaThera, Inc. effective February 1, 1995.

         (c)  Exhibits (Exhibit Index located on page 20)

              Agreement and Plan of Reorganization, dated as of May 19, 1995, by and among Medical Innovations, Inc., Hospital HomeCare Corporation, Arthur L. Rice, Virginia F. Rice, Kenneth A. Rice, Lucille Rice Roberts, Lauretta Rice Colvin and Angela Rice McBride. The schedules to the Agreement, other than Schedule 2.2, which sets forth the shares of common stock to be issued by the Registrant pursuant to the Agreement, have been omitted and are as described in the Agreement. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                  Page 1 of 21

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               MEDICAL INNOVATIONS, INC.
                                                      (Registrant)
Dated:  January 2, 1996                        By:  /S/MARK H. FISHER
                                                       Mark H. Fisher
                                                       President

                          HOSPITAL HOMECARE CORPORATION

                              FINANCIAL STATEMENTS

                                 MARCH 31, 1995

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Stockholders of Hospital Homecare Corporation


In our opinion, the accompanying balance sheet and the related statements of operations, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Hospital Homecare Corporation at March 31, 1995, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Houston, Texas
May 19, 1995

                          HOSPITAL HOMECARE CORPORATION

                                  BALANCE SHEET

                                 MARCH 31, 1995

                          ASSETS

Current assets:
   Cash and cash equivalents ...................................      $  92,887
   Accounts receivable, net of allowance for doubtful
    accounts of $60,540 ........................................        233,385
                                                                      ---------
        Total current assets ...................................        326,272
Furniture and equipment, net ...................................         21,766
Other assets ...................................................         58,303
                                                                      ---------
        Total assets ...........................................      $ 406,341
                                                                      =========
           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current portion of notes payable to related party ...........      $   9,467
   Accounts payable ............................................         99,607
   Accrued expenses ............................................        126,882
   Income taxes payable ........................................          8,000
   Deferred revenue ............................................         23,000
                                                                      ---------
        Total current liabilities ..............................        266,956
Notes payable to related party .................................         17,041
Stockholders' equity:
   Common stock, no par value, 10,000,000 shares
    authorized, 90,000 shares issued and outstanding ...........        700,604
   Accumulated deficit .........................................       (549,595)
   Treasury stock ..............................................        (28,665)
                                                                      ---------
        Total stockholders' equity .............................        122,344
                                                                      ---------
Commitments and contingencies (Note 5)

        Total liabilities and stockholders' equity .............      $ 406,341
                                                                      =========

     The accompanying notes are an integral part of this statement.

                          HOSPITAL HOMECARE CORPORATION

                             STATEMENT OF OPERATIONS

                            YEAR ENDED MARCH 31, 1995

Revenues .....................................................      $ 1,267,818
Costs and expenses:
   Salaries and benefits .....................................          924,619
   Selling, general and administrative .......................          223,419
   Professional fees .........................................          243,815
   Provision for doubtful accounts ...........................           40,540
                                                                    -----------
                                                                      1,432,393
                                                                    -----------
Operating loss ...............................................          164,575
Other:
   Gain on sale of marketable securities .....................          (18,923)
   Gain on sale of assets ....................................           (4,762)
   Interest expense on notes payable to related party ........            1,870
   Interest income ...........................................          (10,805)
                                                                    -----------
                                                                        (32,620)
                                                                    -----------
Loss before income taxes .....................................          131,955
Provision for income taxes ...................................            8,000
                                                                    -----------
Net loss .....................................................      $   139,955
                                                                    ===========
     The accompanying notes are an integral part of this statement.

                          HOSPITAL HOMECARE CORPORATION

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                        COMMON STOCK                               TREASURY STOCK
                                                 ------------------------     ACCUMULATED     -----------------------
                                                    SHARES       AMOUNT         DEFICIT          SHARES        AMOUNT        TOTAL
                                                 ---------      ---------      ---------      ---------     ---------      ---------
Balance at April 1, 1994 ...................        90,000      $ 600,604      $(409,640)        10,000     $ (28,665)     $ 162,299
   Professional fees incurred
     by principal stockholder ..............                      100,000                                                    100,000
   Net loss ................................                                    (139,955)                    (139,955)
                                                 ---------      ---------      ---------      ---------     ---------      ---------
Balance at March 31, 1995 ..................        90,000      $ 700,604      $(549,595)        10,000     $ (28,665)     $ 122,344
                                                 =========      =========      =========      =========     =========      =========

         The accompanying notes are an integral part of this statement.

                          HOSPITAL HOMECARE CORPORATION

                             STATEMENT OF CASH FLOWS

                            YEAR ENDED MARCH 31, 1995

Operating activities:
   Net loss .....................................................     $(139,955)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
      Depreciation and amortization .............................        26,409
      Professional fees incurred by principal stockholder .......       100,000
      Gain on sale of securities ................................       (18,923)
      Gain on sale of assets ....................................        (4,762)
      Changes in operating assets and liabilities:
        Accounts receivable .....................................       (30,736)
        Accounts payable and accrued expenses ...................        87,742
        Income taxes payable ....................................         8,000
        Deferred revenue ........................................       (36,760)
                                                                      ---------
           Net cash used in operating activities ................        (8,985)
                                                                      ---------
Investing activities:
   Proceeds from sale of marketable securities ..................        51,733
   Purchase of furniture and equipment ..........................       (11,839)
   Proceeds from sale of assets .................................         5,656
                                                                      ---------
           Net cash provided by investing activities ............        45,550
                                                                      ---------
             Financing activities:
   Payments on notes payable ....................................        (8,525)
   Issuance of note payable .....................................        11,209
                                                                      ---------
           Net cash provided by financing activities ............         2,684
                                                                      ---------
Net increase in cash and cash equivalents .......................        39,249
Cash and cash equivalents at beginning of year ..................        53,638
                                                                      ---------

Cash and cash equivalents at end of year ........................     $  92,887
                                                                      =========

Supplemental disclosure of cash flow information:
   Interest paid ................................................     $   1,870
                                                                      =========
         The accompanying notes are an integral part of this statement.

                          HOSPITAL HOMECARE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Hospital Homecare Corporation (the Company) is a privately held Texas corporation formed in 1985. The Company specializes in providing consulting and management services for hospital-based extension programs in home healthcare and for rural health clinics. These services are provided primarily in Texas, Oklahoma and California.

REVENUE RECOGNITION

The Company's consulting, management and support services are provided based on contractual arrangements generally ranging from one to two years but with some longer-term contracts. Fees are billed and recorded in accordance with a schedule stipulated in the contract and generally conform to the period in which the services are provided. In those instances where a prebilling is rendered, the related income is deferred and taken to income as services are provided.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

FURNITURE AND EQUIPMENT

Furniture and equipment is stated at cost. Depreciation is provided using a declining balance method over the estimated useful lives of the respective assets, ranging from 3-5 years.

INCOME TAXES

Deferred taxes are recognized using the liability method. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax bases of assets and liabilities and gives immediate effect to changes in income tax laws upon enactment.

NOTE 2 - FURNITURE AND EQUIPMENT:

Furniture and equipment as of March 31, 1995 is as follows:

Computer equipment ........................................            $ 24,766
Vehicles ..................................................              39,570
Furniture and fixtures ....................................              33,891
                                                                       --------
                                                                         98,227
Less - accumulated depreciation ...........................             (76,461)
                                                                       --------
                                                                       $ 21,766
                                                                       ========
NOTE 3 - ACCRUED EXPENSES:

Accrued expenses at March 31, 1995 consist of the following:

Employee bonus and retirement plan contributions ...............        $ 67,082
Accrued professional fees ......................................          59,800
                                                                        --------
                                                                        $126,882
                                                                        ========
NOTE 4 - NOTES PAYABLE:

Notes payable at March 31, 1995 were issued to a family member of the principal stockholder and are as follows:

8.5% Note due October 1, 1997, principal and
 interest payable monthly ....................................         $ 16,415
8.0% Note due November 10, 1997, principal
 and interest payable monthly ................................           10,093
                                                                         26,508
Less - current portion .......................................           (9,467)
                                                                       --------
Long-term portion ............................................         $ 17,041
                                                                       ========
NOTE 5 - LEASE COMMITMENTS:

Future minimum lease payments under noncancelable operating leases are $24,000 in each of the five years ended March 31, 2000 and $25,500 in the year ended March 31, 2001.

NOTE 6 - RELATED PARTY TRANSACTIONS:

Annual compensation of the Company's president and principal stockholder is established and approved by the Board of Directors, of which the principal stockholder is a member. The amount of such compensation approved and paid in fiscal 1995 was approximately $408,000.

As more fully described in Note 4, the Company has borrowed certain amounts from a family member of the Company's principal stockholder to finance the acquisition of an automobile and other operating equipment.

In connection with the completed transaction described in Note 9, the Company expensed $100,000 of professional fees in fiscal 1995 which have been incurred by its principal stockholder and which have therefore been included in stockholders' equity at March 31, 1995.

NOTE 7 - EMPLOYEE BENEFITS:

The Company provides retirement benefits under a plan in which eligible employees may receive up to 15% of their annual compensation (to a maximum of $22,500) in the form of deferred tax contributions to their individual retirement accounts. Employees must have a minimum of three years of service with the Company to be eligible. There were four employees eligible for the plan at March 31, 1995. Contributions under the plan amounted to $36,878 in 1995.

NOTE 8 - INCOME TAXES:

The provision for income taxes consists of current federal income taxes. No benefit for the loss generated by the Company has been taken and the Company has provided a valuation allowance in full for a net deferred tax asset on the basis of uncertainty of future realization.

NOTE 9 - SUBSEQUENT MERGER OF THE COMPANY:

Effective March 1, 1995, the Company entered into a letter of intent to merge with Medical Innovations, Inc. (MI) by exchanging all of its outstanding shares of common stock for previously unissued common stock of MI. The Company finalized and executed the merger agreement on May 19, 1995.

                   MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1995
                                   (UNAUDITED)

                                                                                                     Pro Forma
                                                                    Medical        Hospital          Adjustments
                                                                  Innovations,     HomeCare          Increase             Pro Forma
                                                                      Inc.        Corporation        (Decrease)            Combined
         Assets
Current assets:
    Cash and cash equivalents ..............................     $    341,863      $  92,887                --           $   434,750
    Short-term investments .................................          201,000           --                  --               201,000
    Accounts receivable, net ...............................       10,279,841        233,385                --            10,513,226
    Inventories ............................................          301,292           --                  --               301,292
    Deferred income taxes ..................................          489,049           --                  --               489,049
    Other ..................................................          735,044        735,044                --                  --
                                                                 ------------      ---------         -----------         -----------
         Total current assets ..............................       12,348,089        326,272                --            12,674,361
Property and equipment, net ................................        1,976,713         21,766                --             1,998,479
Excess cost over net assets of acquired companies ..........       12,180,131           --                  --            12,180,131
Other, net .................................................        1,340,188         58,303                --             1,398,491
                                                                 ------------      ---------         -----------         -----------
         Total assets ......................................     $ 27,845,121      $ 406,341                --           $28,251,462
                                                                 ============      =========         ===========         ===========
         Liabilities and Stockholders' Equity
Current liabilities:
    Notes payable and other debt ...........................     $  4,691,673      $   9,467                --           $ 4,701,140
    Accounts payable and accrued liabilities ...............        2,965,234        249,489                --             3,214,723
    Accrued compensation and benefits ......................        2,497,379           --                  --             2,497,379
    Reserve for government program settlements .............        1,701,514           --                  --             1,701,514
    Income taxes payable ...................................          249,939          8,000                --               257,939
                                                                 ------------      ---------         -----------         -----------
         Total current liabilities .........................       12,105,739        266,956                --            12,372,695
Notes payable and other debt ...............................        6,763,643         17,041                --             6,780,684
Other accrued liabilities ..................................          660,581           --                  --               660,581
Deferred income taxes ......................................           45,100           --                  --                45,100
                                                                 ------------      ---------         -----------         -----------
         Total liabilities .................................       19,575,063        283,997                --            19,859,060
                                                                 ------------      ---------         -----------         -----------
Stockholders' equity:
    Common stock ...........................................           94,293        700,604         $  (676,135)(a)         118,762
    Additional paid-in capital .............................        6,707,581        647,470(a)        7,355,051
    Retained earnings ......................................        1,468,184       (549,595)               --               918,589
    Treasury stock .........................................          (28,665)        28,665(a)             --
                                                                 ------------      ---------         -----------         -----------
        Total stockholders' equity .........................        8,270,058        122,344                --             8,392,402
                                                                 ------------      ---------         -----------         -----------
Commitments and contingencies ..............................             --             --                  --                  --
                                                                 ------------      ---------         -----------         -----------

         Total liabilities and stockholders' equity ........     $ 27,845,121      $ 406,341                --           $28,251,462
                                                                 ============      =========         ===========         ===========

The accompanying notes are an integral part of this pro forma financial statement.

                   MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1995
                                   (UNAUDITED)

                                                                                                         Pro Forma
                                                        Medical        Pharma-       Hospital           Adjustments
                                                      Innovations,      Thera        HomeCare            Increase         Pro Forma
                                                          Inc.         Branch       Corporation         (Decrease)        Combined
                                                      -----------     ---------      ---------         -------------     -----------
                                                                          (b)            (c)
Revenues ........................................     $15,927,991     $  95,604      $ 243,255                  --       $16,266,850
Costs and expenses:
     Direct patient care ........................       9,868,757        77,053           --                    --         9,945,810
     Selling, general and administrative ........       5,343,929        14,551        223,654                 4,509 (e)        --
                                                             --            --             --                 (68,378)(f)        --
                                                             --            --             --                   4,731 (h)   5,522,996
     Provision for doubtful accounts ............         150,634         9,593         16,279                  --           176,506
                                                      -----------     ---------      ---------         -------------     -----------
         Total costs and expenses ...............      15,363,320       101,197        239,933               (59,138)     15,645,312
                                                      -----------     ---------      ---------         -------------     -----------
Income (loss) from operations ...................         564,671        (5,593)         3,322                59,138         621,538
Net interest expense (income) ...................         242,472          --           (5,731)                4,304 (i)     241,045
                                                      -----------     ---------      ---------         -------------     -----------
Income (loss) before income taxes ...............         322,199        (5,593)         9,053                54,834         380,493
Provision for income taxes ......................          60,808          --            3,078                16,742 (j)      80,628
                                                      -----------     ---------      ---------         -------------     -----------
Net income ......................................     $   261,391     $  (5,593)     $   5,975         $      38,092     $   299,865
                                                      ===========     =========      =========         =============     ===========
Net income per common and
   common equivalent share ......................     $      0.02          --             --                    --       $      0.02
                                                      ===========     =========      =========         =============     ===========

Weighted average common and
   common equivalent shares outstanding .........      14,324,131          --             --           1,507,453 (k)      15,831,584
                                                      ===========     =========      =========         =============     ===========

The accompanying notes are an integral part of these pro forma financial statements.

                   MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                                   (UNAUDITED)

                                                                                            PRN Home      STAT
                                              Medical       Hospital        Pro Forma     Health Care,   Specialty   Pharma-
                                           Innovations,    HomeCare         Combined       Inc. and       Home       Thera
                                               Inc.      Corporation        (pooled)      Affiliates   Care, Inc.    Branch
                                           -----------   -----------       -----------   -----------    -------   -----------
                                                             (c)                             (b)           (b)         (b)
Revenues ...............................   $59,110,330   $ 1,267,818       $60,378,148   $ 2,872,604    $65,180   $ 1,108,850
Costs and expenses:
     Direct patient care ...............    37,749,829          --          37,749,829     2,175,184     42,400       882,194
     Selling, general and administrative    18,487,214     1,368,168        19,855,382       669,508     22,780       170,232
                                                  --            --                --            --         --            --
                                                  --            --                --            --         --            --
                                                  --            --                --            --         --            --
     Provision for doubtful accounts ...       892,611        40,540           933,151          --         --          96,323
                                           -----------   -----------       -----------   -----------    -------   -----------
         Total costs and expenses ......    57,129,654     1,408,708        58,538,362     2,844,692     65,180     1,148,749
                                           -----------   -----------       -----------   -----------    -------   -----------
Income (loss) from operations ..........     1,980,676      (140,890)        1,839,786        27,912       --         (39,899)

Gain on sale of minority interest ......       128,500          --             128,500          --         --            --
Net interest expense (income) ..........       868,680        (8,935)          859,745          (842)      --            --
                                           -----------   -----------       -----------   -----------    -------   -----------
Income (loss) before income taxes ......     1,240,496      (131,955)        1,108,541        28,754       --         (39,899)

Provision for income taxes .............       436,470         8,000           444,470          --         --            --
                                           -----------   -----------       -----------   -----------    -------   -----------
Net income .............................   $   804,026   $  (139,955)      $   664,071   $    28,754    $65,180   $   (39,899)
                                           ===========   ===========       ===========   ===========    =======   ===========
Net income per common and
  common equivalent shares .............   $      0.06          --         $      0.04          --         --            --
                                           ===========   -----------       ===========   -----------    -------   -----------

Weighted average common and
  common equivalent shares
  outstanding ..........................    14,423,499     3,051,483(k)     17,474,982          --         --            --
                                           ===========   ===========       ===========   ===========    =======   ===========

                                                Pro Forma
                                               Adjustments        Total
                                                Increase         Pro Forma
                                               (Decrease)        Combined
                                               -----------      ----------
Revenues ...............................           $43,000(d)  $64,467,782
Costs and expenses:
     Direct patient care ...............              --        40,849,607
     Selling, general and administrative            75,536 (e)        --
                                                  (358,000)(f)        --
                                                  (178,265)(g)        --
                                                    18,923 (h)  20,276,096
     Provision for doubtful accounts ...              --         1,029,474
                                               -----------      ----------
         Total costs and expenses ......          (441,806)     62,155,177
                                               -----------      ----------
Income (loss) from operations ..........           484,806       2,312,605

Gain on sale of minority interest ......              --           128,500
Net interest expense (income) ..........            83,172 (i)     942,075
                                               -----------      ----------
Income (loss) before income taxes ......           401,634       1,499,030

Provision for income taxes .............            84,071 (j)     528,541
                                               -----------      ----------
Net income .............................       $   317,563     $   970,489
                                               ===========      ==========
Net income per common and
  common equivalent shares .............              --       $      0.06
                                               -----------      ==========

Weighted average common and
  common equivalent shares
  outstanding ..........................       95,238 (l)       17,570,220
                                               ===========      ==========
The accompanying notes are an integral part of these pro forma financial statements.
                                  Page 14 of 21

                   MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1993
                                   (UNAUDITED)

                                                                          Medical               Hospital
                                                                        Innovations             HomeCare                  Pro Forma
                                                                            Inc.               Corporation                Combined
                                                                         -----------           -----------               -----------
                                                                                                   (c)
Revenues .....................................................           $33,482,504           $ 1,094,700               $34,577,204
Costs and Expenses:
   Direct patient care .......................................            21,411,834                  --                  21,411,834
   Selling, general and administrative .......................             9,713,604             1,172,393                10,885,997
   Provision for doubtful accounts ...........................               622,536                24,500                   647,036
                                                                         -----------           -----------               -----------
         Total costs and expenses ............................            31,747,974             1,196,893                32,944,867

Income (loss) from operations ................................             1,734,530              (102,193)                1,632,337
Interest expense .............................................               419,375               419,375
                                                                         -----------           -----------               -----------
Income (loss) before income taxes ............................             1,315,155              (102,193)                1,212,962
Provision for income taxes ...................................               469,465               469,465
                                                                         -----------           -----------               -----------
Net income (loss) ............................................           $   845,690           $  (102,193)              $   743,497
                                                                         ===========           ===========               ===========
Net income per common and
   common equivalent share ...................................           $      0.07                  --                 $      0.05
                                                                         ===========           ===========               ===========
Weighted average common and
   common equivalent shares outstanding ......................            13,263,197             2,748,804(k)             16,012,001
                                                                         ===========           ===========               ===========

The accompanying notes are an integral part of these pro forma financial statements.

                   MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1992
                                   (UNAUDITED)

                                              Medical       Hospital           Pro Forma
                                            Innovations,    HomeCare           Combined
                                               Inc.       Corporation          (Pooled)
                                           -----------    -----------       ------------
                                                                                  (c)
Revenues ...............................   $ 9,042,859    $   915,086       $  9,957,945
Costs and expenses:
     Direct patient care ...............     5,505,562           --            5,505,562
     Selling, general and administrative     3,455,313        889,982          4,345,295
     Provision for doubtful accounts ...       463,216         12,792            476,008
                                           -----------    -----------       ------------
         Total costs and expenses ......     9,424,091        902,774         10,326,865
                                           -----------    -----------       ------------
Income (loss) from operations ..........      (381,232)        12,312           (368,920)
Interest expense (income) ..............        94,030         (1,475)            92,555
                                           -----------    -----------       ------------
Income (loss) before income taxes ......      (475,262)        13,787           (461,475)
Provision (benefit) for income taxes ...      (161,963)         7,714           (154,249)
                                           -----------    -----------       ------------
Net income (loss) ......................   $  (313,299)   $     6,073       $   (307,226)
                                           ===========    ===========       ============
Net loss per common and
   common equivalent share .............   $     (0.04)          --         $      (0.03)
                                           ===========    ===========       ============
Weighted average common and common
   equivalent shares outstanding .......     7,187,652      3,262,473(k)      10,450,125
                                           ===========    ===========       ============

The accompanying notes are an integral part of these pro forma financial statements.
                                  Page 16 of 21

                   MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Combined Balance Sheet as of March 31, 1995 and the related Unaudited Pro Forma Combined Statements of Operations for the three months ended March 31, 1995 and for the years ended December 31, 1994, 1993 and 1992 have been prepared based on the historical financial statements of Medical Innovations, Inc. (the "Registrant"), STAT Specialty Home Care, Inc. ("STAT"), PRN Home Health Care, Inc. and Affiliates ("PRN"), the Pensacola, Florida branch operation of PharmaThera, Inc. ("PharmaThera Branch") and Hospital HomeCare Corporation ("HHCC"). Such financial statements have been adjusted to give effect to (i) the acquisition of STAT effective February 11, 1994, (ii) the acquisition of PRN effective April 1, 1994, (iii) the acquisition of the PharmaThera Branch effective February 1, 1995, and (iv) the merger with HHCC, the acquired company, completed on May 19, 1995.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements, including notes thereto, of the Registrant (Form 10-K for year ended December 31, 1994 and Form 10-Q for three months ended March 31, 1995), PRN (Form 8-K dated June 29, 1994) and HHCC (included herein). The Pro Forma financial data is provided for comparative purposes only, and does not purport to be indicative of the results which actually would have been obtained if the acquisitions had been effected on the dates indicated, or of the results which may be obtained in the future.

The Unaudited Pro Forma Combined Balance Sheet has been presented as if the merger with HHCC occurred on March 31, 1995. The Registrant's historical balance sheet as of March 31, 1995 includes the balances of STAT, PRN and the PharmaThera Branch.

The unaudited Pro Forma Combined Statements of Operations have been presented as if the acquisitions of STAT, PRN and the PharmaThera Branch occurred on January 1, 1994. The Registrant's historical results of operations include those of STAT, PRN, and the PharmaThera Branch since their respective acquisition dates.

The Registrant exchanged 3,262,473 shares of its common stock, valued at $4,700,000, for all of the outstanding shares of common stock of HHCC. Since this transaction will be accounted for as a "pooling of interests," the Registrant's historical financial statements will be restated to include the accounts of HHCC for all periods presented.

The Registrant acquired certain assets, consisting primarily of inventory, equipment, provider contracts and a customer base, of the PharmaThera Branch for cash of approximately $56,000 and two notes. The notes carry obligations totalling approximately $574,000 and are subject to reductions of up to $117,500 based primarily on certain performance criteria of the post acquisition PharmaThera Branch operations. The price paid for the provider contracts and customer base, together with related acquisition costs, was allocated to purchased contracts which are amortized over ten years.

The acquisition of PRN has been accounted for under the purchase method of accounting. Accordingly, the Registrant has allocated its total purchase price of approximately $3,628,000 to the assets and liabilities of PRN based on their estimated fair values. The Pro Forma Combined Statements of Operations reflect the amortization over forty years of the excess purchase price over net assets acquired.

The Registrant paid cash in the amount of $285,000 for certain assets of STAT, of which approximately $119,000 has been allocated to purchased contracts and which are amortized over ten years.

                                  Page 17 of 21

                   MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION (CONTINUED)

PRO FORMA COMBINED FINANCIAL STATEMENT ADJUSTMENTS

     (a) To reclassify HHCC stockholders' equity balances to give effect to the Registrant's common stock issued in the acquisition accounted for as a pooling.

     (b) Acquisition accounted for under the purchase method. Results of operations of the acquired entity are reflected for the period through the effective date of the acquisition.

     (c) The merger with HHCC is accounted for as a pooling of interests. Accordingly, the results of operations of HHCC are included for all periods presented. Prior to the merger with the Registrant, HHCC's fiscal year ended on March 31. The 1995 fiscal year of HHCC has been subsequently changed to conform with that of the Registrant (December
         31). HHCC's operations for the twelve months ended March 31, 1995, 1994 and 1993 are combined with the Registrant's 1994, 1993 and 1992 statements of operations. For pro forma purposes only, HHCC's operations (before pooling costs) for the three month period ended March 31, 1995 are combined with the Registrant's statement of operations for the three months ended March 31, 1995. As a result, the operations of HHCC for the three month period ended March 31, 1995 are included in the Registrant's pro forma combined statements of operations for both the year ended December 31, 1994 and the three months ended March 31, 1995.

     (d) To reflect increased Medicare reimbursement as a result of the STAT and PRN acquisitions. Under the Medicare rules, the combination of the Registrant with STAT and PRN allowed additional corporate costs of the Registrant to be allocated to the Medicare program and recovered as additional reimbursement; such adjustment is based on specific application of such rules as of the beginning of the period.

     (e) To reflect the amortization of the acquisition price allocated to excess cost over net assets of acquired companies for PRN and purchased contracts for STAT and PharmaThera Branch, detailed as follows:

                                                            NUMBER
                                      COST     PERIOD     OF MONTHS      TOTAL
YEAR ENDED 12/31/94:                --------   ------     ---------    ---------
PRN Nevada - excess cost
  over net assets acquired .....   $3,269,760   40 yr.        3       $   20,436
STAT - purchased contracts .....      119,040   10 yr.        1              992
PharmaThera Branch -
purchased contracts ............      541,080   10 yr.       12           54,108
                                                                      ----------

Total Adjustment ...............                                      $   75,536
                                                                      ==========
THREE MONTHS ENDED 3/31/95:

PharmaThera Branch -
purchased contracts ............   $  541,080   10 yr.        1       $    4,509
                                                                      ==========
                                  Page 18 of 21

                   MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION (CONTINUED)

     (f) To reflect the compensation of HHCC's president and principal stockholder at the post-transaction level. Such adjustment is based on the compensation to be paid under the executive's three-year employment agreement entered into at the date of the merger, as if such employment agreement were in effect for the entire 1994.

     (g) To eliminate investment banking and advisory fees and other transaction costs directly related to the HHCC pooling transaction.

     (h) To eliminate HHCC nonrecurring gain on sale of marketable securities.

     (i) To reflect additional interest expense related to the portions of the PRN and Pharma-Thera Branch acquisition price which has been financed, as applicable for the periods presented, detailed as follows:

                                                                                                           NUMBER
                                                          PRINCIPAL                   RATE               OF MONTHS           AMOUNT
YEAR ENDED 12/31/94:

PRN Nevada ...................................           $2,675,000                  6.00%*                   3           $   40,125

PharmaThera Branch ...........................               73,956                  7.50%**                 12                5,547
                                                            500,000                  7.50%***                12               37,500
                                                                                                                          ----------

Total Adjustment .............................                                                                            $   83,172
                                                                                                                          ==========
THREE MONTHS ENDED 3/31/95:

PharmaThera Branch ...........................           $   73,956                  9.00%*                   1           $      554
                                                            500,000                  9.00%***                 1                3,750
                                                                                                                          ----------
              Total Adjustment                                                                                            $    4,304
                                                                                                                          ==========

            * Floating interest rate based on the prime rate as specified in the loan agreement.

           ** Floating interest rate based on the prime rate as specified in the loan agreement. The rate was a weighted average resulting from fluctuations during the year ended December 31, 1994.

         *** Non interest bearing notes. The rates were estimated for discounting purposes.

     (j) To adjust the income tax provision for the effects of the Pro Forma adjustments other than the non-deductible amortization of excess cost over net assets acquired, to include a tax provision for PRN and the PharmaThera Branch which would be necessary on a Pro Forma basis when combined with the Registrant, and to recognize the realization of the tax benefit from the loss incurred by HHCC, as applicable for the periods presented.
                                  Page 19 of 21

                   MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION (CONTINUED)



      (k)To give effect to the 3,262,473 common shares issued in the merger with HHCC. The issuance of the HHCC shares increased the 20% limit on the number of shares which could be repurchased pursuant to per share calculation guidelines, with any excess applied to retirement of debt to reduce after-tax interest expense. No adjustment was necessary in 1992 as a result of losses incurred. In 1993 and 1994, the shares issued in the HHCC transaction have been reduced by 513,669 and 210,990, respectively, which was less than the full 20% due principally to changes in the Company's stock price. For the three months ended March 31, 1995, the HHCC shares have been reduced by 1,755,020, the total number of common stock equivalents included in the Company's original weighted average share computation, since such share equivalents were antidilutive after giving pro forma effect to the HHCC transaction.

     (l) To give effect to the common shares issued in the acquisition of PRN. Of the 380,952 shares issued in the PRN transaction, 95,238 shares have been added to give pro forma effect to the additional shares for the three months of 1994 prior to the acquisition.

                                  Page 20 of 21

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                          EXHIBIT DESCRIPTION

   2.1 Agreement and Plan of Reorganization, dated as of May 19, 1995, by and among Medical Innovations, Inc., Hospital HomeCare Corporation, Arthur L. Rice, Virginia F. Rice, Kenneth A. Rice, Lucille Rice Roberts, Lauretta Rice Colvin and Angela Rice McBride. The schedules to the Agreement, other than Schedule 2.2, which sets forth the shares of common stock to be issued by the Registrant pursuant to the Agreement, have been omitted and are as described in the Agreement. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request (previously filed).

                                  Page 21 of 21